SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 28, 2002



                                EZEE Rider, Corp.
             (Exact name of registrant as specified in its charter)

                      Delaware     333-50472     16-1591048
                 -------------- --------------- ---------------
                  (State or other (Commission   (I.R.S. Employer
                  jurisdiction of  File Number)  or organization)
                   incorporation                Identification No.)


               2541 Monroe Avenue, Suite 301, Rochester, NY 14618
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 585-244-1840
        ----------------------------------------------------------------


                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT On April 30, 2002 EZEE Rider Corp.(the "Company") received the resignation of Baier & Williams, LLP. as its independent public accountant. Baier & Williams, LLP. (and its predecessor, Daniel J. Baier, CPA, P.C.), were the Company's independent public accountant, and have issued all reports on financial statements of EZEE Rider Corp. since August 2000 to date. No reports contained any adverse opinions or disclaimers of opinion and were not modified as to audit scope or accounting principles, but only modified as to the uncertainty of the company continuing as a going concern. There have been no disagreements with Baier & Williams, LLP. on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of Baier & Williams, LLP. would have caused Baier & Williams, LLP. to make reference to such matter in connection with its reports. The resignation of Baier & Williams, LLP. was approved by the Company's Board of Directors.

In connection with its audits for the fiscal year ended December 31, 2000 and the interim periods through September 30, 2001 there have been no disagreements with Baier & Williams, LLP. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baier & Williams, LLP., would have caused them to make reference thereto in their report on the financial statements for such years. During fiscal year 2000 and interim periods through April 30, 2002 there have been no reportable matters (as defined in Regulation S-B Item 304(a)(1)(iv)) except for the following: On April 5 and 6, 2002, published newspaper articles described an investigation by the Attorney General of the State of New York ("AG") into the business practices of Morris and Shirley Diamond (officers and directors) and Suzanne Luxenberg (a shareholder). Such article did not describe any specific illegal act; instead the article merely reported the issuance of a subpoena by the AG and Morris Diamond's attorney's response. One of the articles described a pending SEC investigation into a merger transaction involving the Village Green Bookstore that reiterates the detail of the AG investigation. The firm of Baier & Williams, LLP advised the Company that in light of these articles, the scope of the audit for fiscal year 2001 would have to be expanded to include the following:

1. Consult with the Company's legal counsel about the application of relevant laws and regulations to the circumstances and the possible effects on the financial statements; and

2. Apply such additional procedures as may be deemed appropriate, if necessary, to obtain further understanding of the nature of the alleged acts.

The firm of Baier & Williams, LLP also advised the Company that

1. In the course of the audit of fiscal year 2001, they would be compelled to
conduct  an  investigation   into  these  matters,   and  their  work,  and  any
consultation  with  our  legal  counsel,   would  likely  not  be  protected  by
attorney-client  privilege; and

2. Were the firm of Baier & Williams, LLP. to go
forward with an audit of the financial statements for fiscal year 2001, it is likely there would be the necessity to describe the circumstances in considerable detail in a footnote to the financial statements and to include a paragraph in their audit report referencing the matter.

The Company has requested that Baier & Williams, LLP. furnish it with a letter addressed to the U. S. Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements. A copy of such letter, dated July 3, 2002, is filed as Exhibit 16.1 to this Form 8-K.

The Company, pursuant to the instruction and review of its Board of Directors, has interviewed and has been in discussions with other accounting firms with respect to becoming its new independent accountants. Upon selection of a new accounting firm by the Company's Board of Directors, the Company will promptly file the requisite information under Item 4 of Form 8-K disclosing the engagement of new independent accountants.


               ITEM 7. EXHIBITS

16.1     Letter from Baier & Williams, LLP. to the SEC, dated
                        July 3, 2002.

               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               Dated:  July 3, 2002

               EZEE Rider Corp.




               By:  _/s/   Morris Diamond______
                           Morris Diamond
                           President (Principal
                           Financial and
                           Accounting Officer)

Exhibit 16.1 ------------


                                         1169 Pittsford - Victor Road, Suite 125
                                                       Pittsford, New York 14534
                                                                  (585) 385-0530

Baier & Williams, LLP.

Certified Public Accountants - Business and Financial Advisory Services


                                        July 3, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street,  N.W.
Washington,  D.C.  20549

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated July 3, 2002 of EZEE Rider, Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                        Very truly yours,


                                    /s/ Baier & Williams, LLP.
                                        Baier & Williams, LLP.